EXHIBIT INDEX

(11) Opinion and consent of counsel as to the legality of the securities being registered.

(16)(a) Directors'/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 7, 2004.

(17)(c) Prospectus, dated Oct. 30, 2003, for AXP Variable Portfolio - Diversified Income Fund and AXP Variable Portfolio - Managed Fund.

(17)(d) Statement of Additional Information, dated Oct. 30, 2003, for AXP Variable Portfolio - Diversified Income Fund and AXP Variable Portfolio - Managed Fund.

(17)(f)   Prospectus, dated June 27, 2003, for IDS Life Series Fund, Inc.

(17)(g) Statement of Additional Information, dated June 27, 2003, for IDS Life Series Fund, Inc.

(17)(j) Statement of Additional Information Supplement, dated Oct. 30, 2003 for IDS Life Series Fund, Inc.

(17)(k)   Prospectus Supplement, dated Nov. 1, 2003 for IDS Life Series Fund,
          Inc.

(17)(l)   Prospectus Supplement, dated Oct. 17, 2003 for IDS Life Series Fund,
          Inc.

(17)(m) Statement of Additional Information Supplement, dated Oct. 17, 2003 for IDS Life Series Fund, Inc.

(17)(n)   Prospectus Supplement, dated Nov. 20, 2003 for IDS Life Series Fund,
          Inc.

(17)(o)   Prospectus Supplement, dated Dec. 4, 2003 for IDS Life Series Fund,
          Inc.

(17)(p)   Prospectus Supplement, dated Jan. 6, 2004 for IDS Life Series Fund,
          Inc.